Exhibit 33
THIS CONTINUING UNCONDITIONAL GUARANTY IS SUBORDINATED IN ALL RESPECTS TO THE INDEBTEDNESS, LIABILITIES AND OBLIGATIONS OWING BY THE GUARANTOR ARISING UNDER OR IN CONNECTION WITH THAT CERTAIN FACILITY AGREEMENT DATED AS OF AUGUST 26, 2004, AS AMENDED FROM TIME TO TIME (THE “FACILITY AGREEMENT”), AND MAY BE COLLECTED AND ENFORCED ONLY IN ACCORDANCE WITH THE TERMS OF THE SUBORDINATION AGREEMENT, DATED AS OF FEBRUARY 21, 2007, BY AND AMONG THE LENDER, AS DEFINED BELOW, AND THE AGENT UNDER THE FACILITY AGREEMENT (THE “SUBORDINATION AGREEMENT”).
CONTINUING UNCONDITIONAL GUARANTY
     This Continuing Unconditional Guaranty (“Guaranty”) is made on February 21, 2007 by MOSCOW CABLECOM CORP., a Delaware corporation (“Guarantor”), in favor of RME FINANCE LTD, a company incorporated under the laws of Cyprus (the “Lender”).
PRELIMINARY STATEMENTS
     The Guarantor and ZAO COMCOR-TV, a joint-stock corporation organized under the laws of the Russian Federation (the “Borrower”), entered into a Bridge Facility Agreement of even date herewith (the “Loan Agreement;” terms used in this Guaranty and not otherwise defined shall have the meanings given to them in the Loan Agreement) with the Lender. Pursuant to the Loan Agreement, the Lender has made, and may in the future make, financial accommodations to the Borrower in accordance with the terms of the Loan Agreement. The Guarantor will continue to receive certain benefits from such accommodations and is therefore willing to guaranty the prompt payment and performance of the obligations of the Borrower, on the terms set forth in this Guaranty. The extension of credit by the Lender to the Borrower is necessary and desirable to the conduct and operation of the business of the Borrower and will inure to the financial benefit of the Guarantor.
AGREEMENT
     For value received and in consideration of any loan, advance, or financial accommodation of any kind whatsoever heretofore, now or hereafter made, given or granted to the Borrower by the Lender (including, without limitation, the loans evidenced by the Notes as made by the Lender to the Borrower pursuant to the Loan Agreement) and other good and valuable consideration (the sufficiency and receipt of which are hereby acknowledged), the Guarantor hereby agrees as follows:
ARTICLE 1
GUARANTY
          1.1 GUARANTY
     The Guarantor unconditionally guarantees to the Lender (a) the full and prompt payment and performance when due, whether at maturity or earlier, by reason of acceleration or otherwise, and at all times thereafter, of all liabilities of the Borrower to the Lender and (b) the prompt, full and faithful discharge by the Borrower of each and every term, condition, agreement, representation, warranty or covenant now or hereafter made by the Obligors to the Lender, in each case, under these clauses (a) and (b), pursuant to the Loan Agreement, the Notes, the other Transaction Documents or any document or instrument delivered by the Borrower to the Lender in connection therewith or pursuant thereto (which, together with the liabilities described in clause (a) of this Section 1.1, are collectively referred to in this Guaranty as the “Borrower’s Liabilities”). The Guarantor further agrees to pay all reasonable out-of-pocket costs and expenses, including, without limitation, all court costs and reasonable attorneys’ and paralegals’ fees paid or incurred by the Lender, in endeavoring to collect all or any part of the Borrower’s Liabilities from, or in prosecuting any action against the Guarantor or any other guarantor of all or any part of the Borrower’s Liabilities. Guarantor indemnifies the Lender from and against and will pay, immediately upon demand, any cost, loss or liability suffered by the Lender if any obligation guarantied by it is or becomes unenforceable, invalid or illegal.

          1.2 [RESERVED]
          1.3 GUARANTY UNCONDITIONAL
     The Guarantor hereby agrees that, except as hereinafter provided, and to the extent permitted by applicable law, its obligations under this Guaranty shall be unconditional, irrespective of (a) the validity or enforceability of the Borrower’s Liabilities or any part thereof, or of any Note or other document evidencing all or any part of the Borrower’s Liabilities, (b) the absence of any attempt to collect the Borrower’s Liabilities from the Borrower or any other guarantor or other action to enforce the same or the release of such person from liability, (c) the waiver or consent by the Lender with respect to any provision of any instrument evidencing the Borrower’s Liabilities, or any part thereof, or any other agreement heretofore, now or hereafter executed by the Borrower and delivered to Lender, (d) the failure by the Lender to take any steps to perfect and maintain its security interest in, or to preserve its rights to, any security or collateral for the Borrower’s Liabilities, (e) the institution of any proceeding under Chapter 11 of Title 11 of the United States Code (11 U.S.C. §101 et seq.), as amended (the “Bankruptcy Code”), or any similar domestic or foreign case or proceeding, by or against the Borrower, or the Lender’s election in any such proceeding of the application of Section 1111(b)(2) of the Bankruptcy Code, (f) any borrowing or grant of a security interest by the Borrower as debtor-in-possession, under Section 364 of the Bankruptcy Code, (g) the disallowance, under Section 502 of the Bankruptcy Code, of all or any portion of the Lender’s claim(s) for repayment of the Borrower’s Liabilities, or (h) any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a guarantor.
          1.4 WAIVERS
          (a) The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of receivership or bankruptcy of the Borrower, protest or notice with respect to the Borrower’s Liabilities and all demands whatsoever, and covenants that this Guaranty will not be discharged, except by complete performance of the obligations and liabilities contained herein. Upon the occurrence and during the continuance of an Event of Default under the Loan Agreement, the Lender may, at its sole election, proceed directly and at once, without notice, against the Guarantor to collect and recover the full amount or any portion of the Borrower’s Liabilities, without first proceeding against any other Person, or against any security or collateral for the Borrower’s Liabilities.
          (b) The Guarantor hereby waives any and all claims (including, without limitation, any claim for reimbursement, contribution or subrogation) of the Guarantor against the Borrower, any endorser or any other guarantor of all or any part of the Borrower’s Liabilities, or against any of the Borrower’s properties, arising by reason of any payment by the Guarantor to the Lender pursuant to the provisions hereof.
          (c) The Guarantor hereby waives the benefit of any act or omission by Lender which directly or indirectly results in or aids the discharge of Borrower from any Obligations by operation of law or otherwise. The Guarantor waives any defense arising by reason of any disability or other defense of the Borrower or by reason of the cessation from any cause whatsoever of the liability of the Borrower. The Guarantor waives any setoff, defense or counterclaim that the Guarantor or the Borrower may have against the Lender.
          1.5 NO SUBROGATION
     The Guarantor hereby unconditionally and irrevocably agrees not to exercise any rights that it may now have or hereafter acquire against the Borrower that arise from the existence, payment, performance or enforcement of the Borrower’s Liabilities under or in respect of this Guaranty, the Loan Agreement, the Notes, the other Transaction Documents or any document or instrument delivered by the Borrower to the Lender in connection therewith or pursuant thereto, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Lender against the Borrower or any collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the indefeasible payment in full in cash of the Borrower’s Liabilities and all other amounts payable under this Guaranty, such amount shall be received and held in trust for the benefit of the Lender, shall be segregated from other property and funds of the Guarantor and shall forthwith be paid or delivered to the Lender in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Borrower’s Liabilities and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Notes and the Loan Agreement, or to be held as collateral for any Borrower’s Liabilities or other amounts payable under this Guaranty thereafter arising. After the Loan Agreement has been terminated and the Notes canceled and the indefeasible payment in full in cash of the Borrower’s Liabilities and all other amounts payable under this Guaranty has occurred, except in the case of a Reinstatement Event (as defined below), the Agent and the Lender will, at the Guarantor’s request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Borrower’s Liabilities resulting from such payment made by the Guarantor pursuant to this Guaranty.
          1.6 LENDER RIGHTS WITH RESPECT TO BORROWER’S LIABILITIES
     The Lender is hereby authorized, without notice or demand and without affecting the liability of the Guarantor hereunder, at any time and from time to time to (a) increase the amount of, renew, extend, accelerate or otherwise change the time for payment of, or other terms relating to the Borrower’s Liabilities or otherwise modify, amend or change the terms of any debenture, note or other agreement, document or instrument now or hereafter executed by the Borrower and delivered to the Lender; (b) accept partial payments on the Borrower’s Liabilities; (c) take and hold security or collateral for the payment of the Borrower’s Liabilities guaranteed hereby, or for the payment of this Guaranty, or for the payment of any other guaranties of the Borrower’s Liabilities or other liabilities of the Borrower, and exchange, enforce, waive and release any such security or collateral; (d) apply such security or collateral and direct the order or manner of sale thereof as in their sole discretion they may determine; and (e) settle, release, compromise, collect or otherwise liquidate the Borrower’s Liabilities and any security or collateral therefor in any manner, without affecting or impairing the obligations of the Guarantor hereunder. The Lender shall have the exclusive right to determine the time and manner of application of any payments or credits, whether received from the Borrower or any other source, and such determination shall be binding on the Guarantor. All such payments and credits may be applied, reversed and reapplied, in whole or in part, to any of the Borrower’s Liabilities as the Lender shall determine in its sole discretion without affecting the validity or enforceability of this Guaranty.
          1.7 INFORMATION
     The Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, and any and all endorsers of any instrument or document evidencing all or any part of the Borrower’s Liabilities and of all other circumstances bearing upon the risk of nonpayment of the Borrower’s Liabilities or any part thereof that diligent inquiry would reveal, and the Guarantor hereby agrees that the Lender shall not have any duty to advise the Guarantor of information known to any of them regarding such condition or any such circumstances or to undertake any investigation not a part of its respective regular business routines. If the Lender, in its sole discretion, undertakes at any time or from time to time to provide any such information to the Guarantor, the Lender shall not be under any obligation to update any such information or to provide any such information to the Guarantor on any subsequent occasion.
          1.8 REINSTATEMENT
     The Guarantor consents and agrees that the Lender shall not be under any obligation to marshal any assets in favor of the Guarantor or against or in payment of any or all of the Borrower’s Liabilities. The Guarantor further agrees that, to the extent that the Borrower makes a payment or payments to the Lender or the Lender receives any proceeds of collateral, which payment or payments or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to the Borrower, its estate, trustee, receiver or any other party, including, without limitation, the Guarantor, under any bankruptcy law or state or federal statutory or common law, then to the extent of such payment or repayment, the Borrower’s Liabilities or the part thereof which has been paid, reduced or satisfied by such amount, and the Guarantor’s obligations hereunder with respect to such portion of the Borrower’s Liabilities, shall be reinstated and continued in full force and effect as of the date such initial payment, reduction or satisfaction occurred. Notwithstanding anything else to the contrary contained herein, the Guarantor consents and agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Borrower’s Liabilities is rescinded or must otherwise be returned by any Lender or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or the Guarantor or otherwise, all as though such payment had not been made (each such continuation or reinstatement, a “Reinstatement Event”).
          1.9 ASSIGNMENTS BY LENDER
     The Lender may, to the extent and in the manner set forth in the Loan Agreement, sell or assign the Borrower’s Liabilities or any part thereof, or grant participations therein, and in any such event each and every permitted assignee or holder of, or participant in, all or any of the Borrower’s Liabilities shall have the right to enforce this Guaranty, by suit or otherwise for the benefit of such assignee, holder, or participant, as fully as if herein by name specifically given such right.
ARTICLE 2
REPRESENTATIONS AND WARRANTIES
     The Guarantor hereby represents and warrants that:
     (a) it is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;
     (b) it is duly authorized and empowered to execute and deliver this Guaranty;
     (c) all corporate action on the part of the Guarantor requisite for the due execution and delivery of this Guaranty and the due granting and creation of the security interests referred to herein has been duly and effectively taken;
     (d) the principal business address is located at c/o Moscow CableCom Corp., 595 Madison Ave., 38th Floor, New York, NY 10022;
     (e) the execution, delivery and performance of this Guaranty will not result in any violation of, conflict with, or result in a breach of, any of the terms of, or constitute a default under, any Material Contracts, court orders or consent decrees, the Certificate of Incorporation or the By-laws, as amended, of the Guarantor;
     (f) this Guaranty is a valid and binding obligation of Guarantor, enforceable against Guarantor in accordance with its terms, except as the enforceability thereof may be subject to or limited by bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally;
     (g) neither Guarantor nor its property has any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under applicable law;
     (h) the incurrence of Guarantor’s obligations under this Guaranty will not cause Guarantor to (i) become insolvent; (ii) be left with unreasonably small capital for any business or transaction in which Guarantor is presently engaged or plans to be engaged; or (iii) be unable to pay its debts as such debts mature; and
     (i) all representations and warranties contained in this Guaranty shall be true at the time of Guarantor’s execution of this Guaranty, and shall continue to be true so long as this Guaranty is in effect.

ARTICLE 3
MISCELLANEOUS
          3.1 SUCCESSORS AND ASSIGNS; ASSIGNMENT BY GUARANTOR
     This Guaranty shall be binding upon the Guarantor and upon the successors (including without limitation, any receiver, trustee or debtor in possession of or for the Guarantor) of the Guarantor and shall inure to the benefit of the Lender and their respective successors and permitted assigns. Notwithstanding anything contained herein to the contrary, this Guaranty may not be assigned by the Guarantor without the prior written consent of the Lender.
          3.2 TERM OF GUARANTY
     This Guaranty shall continue in full force and effect, and the Lender shall be entitled to make loans and advances and extend financial accommodations to the Borrower on the faith hereof, until the Loan Agreement has been terminated and the Notes canceled and the indefeasible payment in full in cash of the Borrower’s Liabilities and all other amounts payable under this Guaranty has occurred. The Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Borrower’s Liabilities, whether existing now or in the future.
          3.3 SEVERABILITY
     Wherever possible each provision of this Guaranty shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Guaranty shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Guaranty.
          3.4 GOVERNING LAW
     THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WHEREIN THE TERMS OF THIS GUARANTY WERE NEGOTIATED, EXCLUDING TO THE GREATEST EXTENT PERMITTED BY LAW ANY RULE OF LAW THAT WOULD CAUSE THE APPLICATION OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.
          3.5 CONSENT TO JURISDICTION
     (a) Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the United States District Court for the Southern District of New York (the “Court”) in any action or proceeding arising out of or relating to this Agreement or any of the other Transaction Documents to which it is a party or to whose benefit it is entitled, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such Court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Transaction Documents in the courts of any other jurisdiction.
          (b) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or in relation to this Agreement or any other Transaction Document to which it is a party in such Court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in such Court.

          3.6 WAIVER OF JURY TRIAL
     EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY TRANSACTION DOCUMENT OR THE ACTIONS OF ANY PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.
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               IN WITNESS WHEREOF, this Guaranty has been duly executed by the undersigned as of the date first written above.

MOSCOW CABLECOM CORP.
By:	/s/ Andrew Intrater
	Name:	Andrew Intrater
	Title:	Chairman